Exhibit 10.14

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

***Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Contract Number:	2026-Gravitics-Cargo-002
Contract Value ($USD):	$270,000,000.

This Cargo Integration and Delivery Services Contract (the “Contract”), effective the date fully executed by the parties (“Effective Date”) is made by and between Axiom Space, Inc., with offices at 600 Gemini St., Houston, TX 77058, USA (“Axiom”) and Gravitics, Inc., with offices at 4150 152nd St NE Suite 102, Marysville, WA 98271 (“Gravitics) (each a “Party” and collectively the “Parties”).

[***]

Whereas, Axiom is building the world’s first commercial space station to serve markets including national astronauts, commercially sponsored and individual astronauts, researchers, manufacturers, advertisers, media developers, and deep-space exploration companies;

Whereas, Gravitics is knowledgeable in the safe design, definition, and verification; building, fabrication, and manufacturing; and assembly, integration, and testing of cargo vehicles.

Whereas, Axiom wishes to enter into a Contract with Gravitics for the performance of said services in exchange for the fees set forth in this Contract;

Now Therefore, in consideration of the mutual covenants contained in this Contract and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. THE CONTRACT AND SERVICES

1.1. Gravitics shall provide the Services in the Attachment 1 Performance Work Statement – Cargo Integration and Delivery Services.

1.2. Modifications – Axiom may, at any time, without invalidating this Contract make changes in, add to, or delete from the Services to be performed under this Contract. No such changes shall be made and no claims for extra work shall be valid except as authorized by written Modification to the Contract duly signed by authorized representatives of the Parties. The Modification shall set forth (a) a description of the proposed changes to the Services, (b) adjustment to price and (c) adjustment to schedule for completion of Services.

1.3. Adjustment of Milestone Schedule - Upon written notice from Gravitics, the Parties shall meet in good faith to evaluate the Milestone Payment Schedules for Cargo Mission and LSA procurement referenced in Attachment 2,3 against the current CLD Market Conditions and Gravitics’ operational liquidity. The Parties may mutually agree to adjust the milestone dates and its associated payments.

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	1 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

1.4. Communications – All instructions, communications, authorizations, approvals, acknowledgements and acceptances expressly referenced within this Contract shall be in writing (including via e-mail). The parties authorized to make changes to this contract are identified in Article 16 below.

1.5. Future Cargo Missions – Gravitics shall honor a [***] for up to five (6) cargo missions including the service level of Cargo Mission One. This pricing excludes the cost of the launch service provider. This pricing is valid for each individual mission provided that: (i) the option for each mission is exercised no later than twelve (12) months prior to the scheduled launch (L-12) of the preceding mission, and (ii) the mission is scheduled to launch within twelve (12) months of the prior mission, and (iii) the sixth cargo mission must be planned to launch no later than 12/31/2035. Reference Attachment 2 - Cargo Mission Payment Milestone Schedule.

1.6. Most Favored Nation Pricing – For each of the five cargo missions under Section 1.5, Axiom shall receive pricing, commercial terms, and delivery schedules that are no less favorable than those offered by Gravitics to any other customer purchasing substantially similar services. If Gravitics offers or enters into an agreement with another customer that provides lower pricing, more favorable discounts, rebates, credits, or other economic benefits for substantially similar services, Gravitics shall promptly notify Axiom and automatically extend such improved pricing and economic benefits to Axiom retroactive to the Effective Date of this Contract. Gravitics further warrants that Axiom shall receive delivery lead times, production priority, allocation rights, and schedule commitments that are no less favorable than those provided to any other similarly situated customer for substantially similar services. Gravitics shall not prioritize production, capacity allocation, or delivery schedules for another customer in a manner that materially adversely affects Axiom’s ability to meet Axiom’s agreed delivery requirements. In the event Gravitics fails to comply with this Section 1.6, Axiom may elect to receive the more favorable pricing or scheduling terms, obtain a refund or credit for any excess amounts paid, recover documented damages resulting from delayed delivery attributable to preferential treatment of another customer, and pursue any other remedies available under this Contract.

2. INDEPENDENT CONTRACTOR; SUBCONTRACT MANAGEMENT

2.1. In the performance of the Services, Gravitics is an independent contractor and none of Gravitics’ or its Representatives and/or their employees or invitees are employees or invitees of Axiom. Gravitics shall be solely responsible for the payment of labor employed or hired by Gravitics, whether on contract or other status, including all social benefits, compensation, termination payments, and all benefits of whatever description required by Gravitics’ employment policies or practices. Gravitics personnel shall not hold themselves out to be an employee, servant or agent of Axiom, and Gravitics shall have no authority to bind Axiom, its affiliates, or to make executive or managerial decisions that are binding on Axiom.

2.2. Gravitics shall only act to the extent of the authority given under this Contract and at the direction of the designated Party Representatives. Gravitics shall not disseminate any materials or information on behalf of Axiom without Axiom’s prior written authorization.

2.3. Gravitics may, from time to time, engage Subcontractors to complete the Services in an efficient and timely manner. Gravitics shall require any Subcontractors engaged to execute a non-disclosure agreement acceptable to Axiom in conjunction with their work performed related to this Contract. Axiom may request information related to the Subcontractors in furtherance of assured compliance with the terms of this Contract. Unless specified to the contrary, Gravitics shall obtain and pay for and cause its Subcontractors to obtain and pay for, at their cost, all necessary permits, licenses and inspection clearance for Gravitics, its Subcontractors and their employees that are required to be obtained in their respective names in connection with the performance of the Services.

2.4. Launch Service Agreement (LSA) Procurement — Gravitics shall procure a New Glenn launch vehicle from Blue Origin for each mission requiring launch services under this Contract. The baseline cost for each New Glenn [***]. Gravitics shall be solely responsible for negotiating and executing the Launch Services Agreement.

If, at any time following the Effective Date, the then-current market price for a New Glenn launch vehicle (or, if unavailable, a comparable-class orbital launch vehicle) changes by more than five percent (±5%) relative to the baseline cost of the launch vehicle, either Party may provide written notice to the other, and the Parties shall promptly meet and negotiate in good faith regarding an equitable adjustment to the launch vehicle price applicable to future missions under this Contract. Absent mutual written agreement [***].

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	2 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

3. LAWS, REGULATIONS AND POLICIES

3.1. Compliance with Laws – The Parties agree, in the performance of this Contract, to comply with all applicable laws, rules, regulations, orders and directions of all governmental bodies having jurisdiction over performance applicable to its obligations under this Contract including but not limited to, the provisions of the Fair Labor Standards Act of 1938, as amended, any applicable Executive Orders, and with the regulations and standards issued pursuant thereto (the “Applicable Law”).

3.2. Compliance with Applicable Anti-Corruption Laws – Gravitics shall not and shall not permit any of its subsidiaries and affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives, or agents to, promise, authorize, or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any non-U.S. Government Official, in each case, in violation of the Foreign Corrupt Practices Act (FCPA)or any other applicable anti-bribery or anti-corruption law. Gravitics shall and shall cause each of its subsidiaries and affiliates to cease all of its or their respective activities, as well as remediate any actions taken by Gravitics, its subsidiaries or affiliates or any of its or their respective representatives in violation of the FCPA or any other applicable anti-bribery or anti-corruption law. Gravitics shall and shall cause each of its affiliates and subsidiaries to maintain systems or internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law.

3.3. Organizational Conflict of Interest – Each Party certifies that no financial, contractual, organizational, or other interest exists relating to the work under this Contract that would constitute an Organizational Conflict of Interest or otherwise cause the Party to be unable or potentially unable to render impartial assistance or advice, unimpaired objectivity in performing the work, including avoiding creating biased ground rules and/or avoiding an unfair competitive advantage for any entity wherein the Subcontractor has an interest. Each Party is personally responsible for identifying any such conflict of interest, or any relationship or actions that might give the appearance that a conflict of interest exists or could reasonably be viewed as affecting the Subcontractor’s objectivity in performing work under this Contract. By executing this Contract, each Party certifies the understanding of the above and that no Organizational Conflict of Interest exists that would affect this Contract. Gravitics indemnifies or otherwise holds harmless Axiom and Axiom indemnifies or otherwise holds harmless Gravitics should an Organizational Conflict of Interest become apparent (not previously disclosed) during the life of this Contract. “Organizational Conflict of Interest” means that because of other activities or relationships with other persons, (1) a person is unable to render impartial assistance or advice to the Party requesting such assistance or advice, (2) the person’s objectivity in performing the work under this Contract is or might be otherwise impaired, or (3) the person has, or attempts to create, an unfair competitive advantage against a Party to this Contract.

3.4. Duty to Cooperate – Each Party represents, warrants, and covenants that it will, if requested in writing by the other Party, promptly (a) provide any information which the other Party may reasonably require to monitor its compliance with the warranties, covenants and/or representations contained in this Section; and (b) provide, where available, documentation evidencing such compliance.

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	3 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

4. COMPENSATION

4.1. General Conditions – Compensation for the Services shall be in United States Dollars (USD). The basis of compensation is in Attachment 2—Cargo Mission Milestone Payment Schedule and Attachment 3 LSA Milestone Payment Schedule.

4.2. Time of Payment – Except as provided in this Contract, Axiom shall pay all invoices issued under this Contract within thirty (30) days following receipt of the relevant invoice in the format required by Axiom.

4.3. Invoice Presentation – Each invoice shall be presented to Axiom upon completion of the Work for each milestone authorized under Attachment 2 Cargo Mission Milestone Payment Schedule and Attachment 3 LSA Milestone Payment Schedule. Invoices shall provide evidence of the Exit Criteria as defined and, in the format, prescribed in the milestone table (see Attachment 2, 3). Gravitics shall e-mail a scanned or electronic copy of all invoices and credit memos directly to ap@axiomspace.com with a copy to Axiom Representative identified in this Contract. Each invoice presented to Axiom shall include the Axiom reference no. AX26-#####.

4.4. Late Payment Interest - If any invoice remains unpaid after thirty (30) days from the invoice date, then Axiom shall pay Gravitics interest on the outstanding balance at the rate of 1.5% per month (18% per annum) or the maximum rate permitted by applicable law, whichever is lower. Interest shall accrue daily until payment is received in full.

4.5. Disputed Invoices – Gravitics shall have the right to protest any deduction contained in any paid invoice. The payment of an invoice shall not preclude or affect Axiom’s right to dispute any charge made. Upon notice of such dispute, Gravitics will either furnish Axiom with satisfactory proof as to the disputed charge or modify or withdraw such charge from the invoice.

5. WARRANTY

Gravitics warrants that Services will be performed with all due skill, care and diligence, in accordance with generally recognized and accepted practices employed in the engineering and construction industry, and the requirements of this Contract. Gravitics also warrants that all materials and equipment provided by or through Gravitics shall:

i.	be free from defects in material and workmanship within the original service window.

ii.	be of merchantable quality and suitable for the particular purpose intended, whether expressed or reasonably implied;

iii.	not infringe upon any patent, trademark or copyright;

iv.	bear all warnings, labels and markings required by applicable laws and regulations

v.	to the extent that they are subject to laws prohibiting adulteration or misbranding, not be adulterated or misbranded within the meaning of such laws as of the date of the service provided to Axiom;

vi.	have been provided, sold, delivered or rendered to Axiom in compliance with all applicable laws and regulations.

6. TERM, SUSPENSION, DEFAULT, TERMINATION

6.1. Contract Term – Unless terminated earlier in accordance with this Section, this Contract shall remain in full force and effect from the Effective Date until 31 December 2030.

6.2. Suspension – Axiom may suspend the Services, or part thereof, at any time, at its sole discretion upon written notice providing instructions of the work to be suspended. Upon receipt of Axiom’s instruction to suspend, Gravitics shall immediately cease all efforts and await further instructions from Axiom.

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	4 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

6.3. Suspension Due to Axiom not ready Accept Cargo Delivery Service – In the event Gravitics is on schedule to deliver and Axiom is not prepared to accept delivery there will be a monthly storage and material handling fee to maintain Gravitics’ posture to deliver. [***] together with the liquidated damages [***].

6.4. Termination – Axiom reserves the right to terminate this contract with 30 days written notice. Termination under this paragraph shall be subject to Section 6.5 below.

If Axiom exercises its right to terminate this Contract completely, Gravitics shall stop all Services. If Axiom exercises its right to terminate part of this Contract, Gravitics shall stop the Services that have been terminated and Gravitics shall continue with the rest of the Service(s) in accordance with this Contract.

6.5. Payment Upon Suspension or Termination – Upon suspension or termination of the Contract, Axiom’s liabilities will be limited to: (a) payment for all Services fully performed and accepted, and milestones fully achieved, prior to the effective date of suspension or termination, at the firm fixed price(s) set forth in this Contract; (b) the firm fixed price share, if any, properly allocable to any milestone that was partially performed as of the effective date of suspension or termination, as reasonably agreed by the Parties; and (c) reimbursement of reasonable, verifiable, and properly documented costs for materials and subcontracted services that were validly ordered prior to the effective date of suspension or termination and for which Axiom is legally obligated to pay in connection with the Services, to the extent such costs are not already reflected in the firm fixed price payments under (a) or (b).

In no event shall Axiom’s aggregate liability under this Section, together with all amounts previously paid under the Contract, exceed the total contract value set forth in the Contract.

Except as otherwise expressly provided elsewhere in this Contract, Gravitics shall not be entitled to payment or compensation of any kind for Services not performed as of the effective date of suspension or termination.

6.6. Insolvency - In the event that Gravitics becomes insolvent, files for bankruptcy, or ceases business operations, Axiom shall retain all rights granted under this Agreement pursuant to Section 365(n) of the United States Bankruptcy Code. The parties agree that the licensed intellectual property constitutes “intellectual property” as defined under 11 U.S.C. §101(35A), and that this Agreement shall be governed by Section 365(n). If Gravitics or its trustee rejects this Agreement under Section 365, Axiom shall have the right to: (a) treat this Agreement as terminated; or (b) retain its rights under this Agreement, including the right to use the licensed intellectual property and any associated embodiments. This clause shall survive termination or rejection of this Agreement and shall be binding upon any successor or assignee of Gravitics.

6.7. Survival Beyond Termination – All provisions necessarily requiring survival beyond any termination of this Contract, including, but not limited to, those relating to audit, choice of law, confidentiality, intellectual property, indemnity, insurance, title and warranty shall survive any such termination.

6.8. Return of Materials – Upon the termination of this Contract for any reason, whether such termination is effected by Axiom or Gravitics, with or without cause, the Parties shall promptly return to one another their respective property, materials, documents, and copies of documents concerning their operations or customers which the Parties have in their possession at the time of termination.

7. CONFIDENTIALITY

7.1. Confidentiality. “Confidential Information” means (a) the terms of this Agreement; and (b) the non-public information regarding the disclosing Party’s business, operations, employees or affairs, including any other confidential, proprietary or commercially sensitive information relating to its products, protocols, processes, designs, test methods, quality control and assurance standards, evaluation techniques, inventions, trade secrets, business secrets, know-how, scientific, or technical data, regardless of the form in which it is maintained or provided (whether provided or made available to the receiving Party orally or in writing) and whether prepared by the disclosing Party or otherwise, together with all analyses, compilations, notes and other documents prepared by the receiving Party to the extent including or reflecting any of the foregoing. The Parties acknowledge that any disclosure or conversion of Confidential Information would substantially injure their businesses, impair their investments and goodwill, injure the business and morale of their representatives, and jeopardize their relationships with their suppliers and customers.

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	5 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

7.2. Authorized Recipient. Each receiving Party shall keep the disclosing Party’s Confidential Information in strict confidence and not disclose such Confidential Information, in whole or in part, to any person other than its employees, agents, or representatives who need to know such Confidential Information for the purpose of such Party’s performance under this Agreement (“Authorized Recipients”); provided that each receiving Party shall be responsible for any breach of this Section 7.1 by its Authorized Recipients. Each Party will undertake precautions to safeguard and protect the confidentiality of the Confidential Information that are at least as protective as the precautions undertaken by itself with respect to its own similar confidential and competitively valuable business information. A receiving Party shall not disclose, publish, communicate, or reveal the disclosing Party’s Confidential Information to any third party, person, or company (including its employees) without the prior written permission from the disclosing Party and only after such other third party, person, or company has executed an agreement with the receiving Party sufficient to require the third party to treat the Confidential Information in a manner at least as restrictive as set forth in this Section 7.1.

7.3. Exceptions.

7.3.1. Notwithstanding anything in Section 7.1 to the contrary, a receiving Party may disclose (i) the existence of this Agreement or the relationship between the Parties, to its actual and potential bona fide investors, debtholders, acquirers, merger partners, and other similar entities in connection with bona fide due diligence activities; provided that such individuals or entities are not affiliated with direct competitors with the other Party and are bound by confidentiality obligations at least as restrictive as the confidentiality obligations set forth in this Agreement; (ii) the existence of this Agreement or the Confidential Information as necessary, to its legal and financial advisors who are under a professional obligation to maintain the information in confidence; and (iii) the existence of this Agreement or the Confidential Information as necessary under Section 7.3.3 below.

7.3.2. Notwithstanding anything in Section 7.1 to the contrary, Confidential Information shall not include (and the restrictions in Section 7.1 shall not apply to) any information (a) that becomes available to the receiving Party or their respective Authorized Recipients from and after the Effective Date, from a third-party source that is not known by such person to be under any obligations of confidentiality in respect of such information, (b) that is or becomes generally available to, or known by, the public (other than as a result of disclosure in violation this Agreement), or (c) that is or was derived independently by such Party or any of their respective Authorized Recipients from and after the Effective Date without use of or reference to the disclosing Party’s Confidential Information.

7.3.3. Each Party and its Authorized Recipients may disclose Confidential Information of the other Party if required by judicial or administrative process or by any other requirements of applicable law, regulation, or legal or regulatory process; provided that, in such event, such Party shall (a) to the extent legally permissible, promptly notify the disclosing Party of such required disclosure, (b) reasonably cooperate with the disclosing Party in seeking an appropriate protective order, confidential treatment, or other appropriate remedy, and (c) disclose only the portion of Confidential Information that the Party reasonably believes is required to be provided under applicable law.

7.3.4. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall restrict any use or disclosure by either Party or their Authorized Recipients of any Confidential Information to the extent such use or disclosure is necessary for such Party to handle any filings with or audit by any governmental authority or any stock exchange or the preparation of financial statements or tax returns.

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	6 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

7.3.5. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall restrict any use or disclosure by either Party or their Authorized Recipients of any Confidential Information to the extent such use or disclosure is necessary for such Party to fulfill its contractual obligations with a governmental or regulatory agency, such as the National Aeronautics and Space Administration, including but not limited to activities relating to safety reviews, design reviews, or similar reviews, provided that the Party obligated to make such disclosure shall provide written notice to the other Party identifying that Party’s Confidential Information that is subject to the disclosure obligation.

7.4. Return of Confidential Information. Each Party’s obligations under this Section 7.1 shall survive for five (5) years after the termination or expiration of this Agreement; provided that each Party’s confidentiality obligation with respect to any information that is a trade secret shall remain in effect for so long as such information remains a trade secret under applicable law. All Confidential Information shall be returned to the disclosing Party or destroyed upon termination or expiration of this Agreement for any reason, and shall be used by the receiving Party only during the term of this Agreement as provided in this Section 7.1. Notwithstanding the foregoing, (a) the receiving Party shall not be required to return or destroy any electronic or other computer records or files containing Confidential Information that have been created pursuant to its standard archiving or backup procedures, and (b) if and to the extent required by applicable law, one (1) copy may be retained by the receiving Party for the sole purpose of ensuring compliance with such law; provided that the terms of this Section 7.1 shall continue to apply to any such retained Confidential Information in perpetuity.

7.5. Remedies. Each Party recognizes that its remedy at law for breach of the confidentiality obligations under Section 7.1 would be inadequate, and thus they stipulate that, in the event of any such breach, they shall be entitled to seek appropriate equitable relief, including, but not limited to, injunctive relief or specific performance, in addition to reasonable monetary damages, if any. The undersigned agree that the prevailing party in any action brought to enforce the legal rights provided in Section 7.1 shall be entitled to full reimbursement of its costs (including reasonable attorneys’ fees, costs, and expenses) in such action.

8. INTELLECTUAL PROPERTY

8.1. Background Intellectual Property – Each Party shall retain sole ownership of any and all Intellectual Property it originated, developed, or owned before entering into this Contract; of any rights it has to any third-party Intellectual Property (e.g., licenses); or of any Intellectual Property it develops independent of this Contract (“Background IP”).

8.2. Axiom Project IP – Any Project IP that is created solely by Axiom or on its behalf by a party other than Seller shall be owned by Axiom (“Axiom Project IP”). Axiom shall bear the prosecution costs of any of the Axiom Project IP and manage its prosecution. Axiom shall apprise Seller of the prosecution of the Axiom Project IP.

8.3. Gravitics Project IP – Any Project IP that is created solely by Gravitics or on its behalf by a party other than Axiom shall be owned by Gravitics (“Gravitics Project IP”). Seller shall bear the prosecution costs of any of the Gravitics Project IP and manage its prosecution. Gravitics shall apprise Axiom of the prosecution of the Gravitics Project IP.

8.4. Joint Project IP – Any Project IP that is created jointly by the Parties (“Joint Project IP”) shall be owned by Axiom. The prosecution costs (e.g., attorney’s fees, filing fees and costs) of the Joint Project IP shall be borne by Axiom. Axiom shall apprise Gravitics of the prosecution of the Joint Project IP. Gravitics agrees to assign and hereby assigns, conveys, and transfers unto Axiom, its successors and assigns, free and clear of any and all liens, restrictions, claims, and encumbrances, Gravitics’ entire rights, title, and interest worldwide in and to its undivided share of the Joint Project IP. Upon the reasonable request of Axiom, and at Axiom’s sole expense, Gravitics will cooperate with Axiom to prepare any additional documentation required to record and give effect to the foregoing assignment.

8.5. License to Gravitics – Axiom hereby grants Gravitics a limited, non-exclusive, non-transferable, non-sublicensable, and royalty-free license to use Axiom’s Background IP, the Axiom Project IP, and the Joint Project IP solely for the purpose of performing Gravitics’ obligations under this Agreement and SOW. This license shall expire upon the expiration or termination of this Agreement or SOW.

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	7 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

8.6. Reservation of Rights – Except as expressly provided in this Contract, nothing in this Contract grants to a Party any Intellectual Property rights owned or controlled by the other Party by implication, estoppel, or otherwise. Each Party reserves all rights in its Intellectual Property not specifically and expressly granted to the other Party under this Contract.

8.7. Default – In the case of default as defined in Paragraph 6 Gravitics shall issue a non-exclusive limited use license that allows Axiom the right to Gravitics’ intellectual property, as defined in Paragraph 9.

9. LIQUIDATED DAMAGES

Seller acknowledges that delayed performance will damage Axiom, but by their nature such damages are difficult to ascertain. Accordingly, the liquidated damages provisions stated in this Contract will apply. Liquidated damages are not intended to be a penalty and are solely intended to compensate for damages. If a deliverable is not delivered within the time specified in the SOW, Gravitics shall pay to Axiom as fixed, agreed, and liquidated damages for delay and not as a penalty (it being impossible to determine the actual damages occasioned by the delay) for each calendar day of delay for sixty (60) days; Gravitics shall be liable to Axiom for such amount. After 60 days, Axiom may assess damages incurred for actual costs associated with procuring alternative cargo services or changes required to Axiom Station crew operations. This amount may be deducted from money due or to become due to Gravitics as compensation under this Contract in the event Gravitics fails to meet delivery schedule. The Parties shall negotiate the liquidated damages fee in good faith as an entry criterion to PDR together with the storage and material handling fee amount under Section 6.3.

10. AS9100 CERTIFICATION

Contractor shall obtain and maintain AS9100 [Rev. D or current revision] certification from an accredited certification body no later than CDR. Achievement and written verification of such certification is a condition precedent to Contractor’s performance of any work beyond CDR, and to any obligation of Company to make payment for performance occurring on or after such event. Failure to meet this requirement shall constitute a material breach of this Agreement.

11. MARKETING AND PUBLICITY

11.1. Publicity – Neither Party will issue any press release or make any other public communication with respect to this Contract, any project or the Parties’ relationship under this Agreement without the other Party’s prior written consent, which shall not be unreasonably withheld, delayed, or conditioned. Neither Party shall use the other Party’s name, trademarks, or service marks in any publicity releases, social media, interviews, promotional materials, marketing materials, public announcements, testimonials, or advertising without the prior written approval of the other Party, which shall not be unreasonably withheld, delayed, or conditioned, except no such written approval is required to the extent any such disclosure is required by law.

11.2. Marketing Restrictions – Any commercial or marketing activities proposed by Gravitics that involves this contract or any Axiom Station, astronaut, crew member, employee, personnel, or representative shall require Axiom’s prior written authorization, which shall be requested by Gravitics at least 14 business days before commencement of such proposed activities. Gravitics’ request to Axiom shall include any media release agreements it intends to require from the Axiom Station, astronaut, crew member, employee, personnel, or representative.

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	8 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

12. INDEMNITIES AND LIMITATION OF LIABILITIES

12.1. RECIPROCAL INDEMNITIES – WITHOUT LIMITING THE TERMS AND CONDITIONS OF SECTION 5 ABOVE, THE PARTIES SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES FROM AND AGAINST ANY AND ALL DAMAGES, LOSSES, LIABILITIES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) ARISING OUT OF OR RELATING TO ANY CLAIMS, CAUSES OF ACTION, LAWSUITS OR OTHER PROCEEDINGS, REGARDLESS OF LEGAL THEORY, THAT RESULT, IN WHOLE OR IN PART, FROM THE PARTIES SUPPLIERS’, CONSULTANTS’, EMPLOYEES’, AGENTS’ OR REPRESENTATIVES:

i.	ERRORS OR OMISSIONS IN THE PERFORMANCE OF THIS CONTRACT;

ii.	INTENTIONAL MISCONDUCT, NEGLIGENCE OR FRAUD;

iii.	BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT MADE HEREIN;

iv.	FAILURE TO PROVIDE TIMELY PERFORMANCE IN ACCORDANCE WITH THIS CONTRACT

v.	PRODUCTS OR SERVICES INCLUDING, WITHOUT LIMITATION, ANY CLAIMS THAT SUCH PRODUCTS OR SERVICES INFRINGE ANY UNITED STATES PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET OR ANY OTHER PROPRIETARY RIGHT OF ANY THIRD PARTY.

IF REQUESTED BY AXIOM, GRAVITICS SHALL EXECUTE AN INDEMNITY AGREEMENT INDEMNIFYING AXIOM AGAINST ANY MECHANICS LIENS OR OTHER CLAIMS ASSERTED BY GRAVITICS’, SUPPLIERS, CONSULTANTS, OR EMPLOYEES OF ANY TIER OF GRAVITICS.

EACH PARTY SHALL PROTECT, DEFEND, RELEASE, INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY FROM AND AGAINST ALL CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, PROCEEDINGS, CAUSES OF ACTION AND EXPENSES (INCLUDING COURT COSTS, ATTORNEYS’ FEES AND OTHER LITIGATION COSTS) SUFFERED WITH RESPECT TO:

A.	PERSONAL INJURY (INCLUDING ILLNESS, BODILY INJURY OR DEATH) OF THE INDEMNIFYING PARTY AND ITS REPRESENTATIVES, AND/OR

B.	LOSS, DAMAGE OR DESTRUCTION OF EQUIPMENT OR PROPERTY OWNED OR HIRED BY THE INDEMNIFYING PARTY AND ITS REPRESENTATIVES,

ARISING IN CONNECTION WITH THIS CONTRACT, AND REGARDLESS OF THE ACTUAL OR ALLEGED FAULT OF ANYONE, INCLUDING THE INDEMNIFIED PARTY.

12.2. NO LIABILITY FOR CONSEQUENTIAL DAMAGES – WITH EXCEPTION TO GROSS NEGLIGENCE AND WILLFUL OMISSIONS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL OR INDIRECT DAMAGES INCLUDING, BUT NOT LIMITED TO, TRANSPORTATION, STORAGE, LOSS OF PROFIT, LOSS OF PRODUCTION, AND LOSS OF USE OF PROFIT. EACH PARTY HEREBY WAIVES ANY AND ALL CLAIMS AGAINST AND RELEASES THE OTHER PARTY FOR SUCH CONSEQUENTIAL OR INDIRECT DAMAGES.

12.3. LIMITATION OF LIABILITY – NOTWITHSTANDING ANY OTHER PROVISIONS CONTAINED IN THIS CONTRACT TO THE CONTRARY, AXIOM’S TOTAL CUMULATIVE LIABILITY ARISING OUT OF OR RELATED TO THE PERFORMANCE OR NON-PERFORMANCE OF THIS CONTRACT SHALL BE LIMITED SOLELY TO COMPENSATORY DAMAGES AND SHALL NOT EXCEED THE AMOUNT PAYMENTS MADE BY AXIOM UNDER THE CONTRACT.

Damage to or loss or destruction of the launch vehicle during or as a result of any aspect of the launch activities, regardless of whether resulting in property damage, bodily injury, or any other damage, loss or harm, shall not be deemed a breach of the Contract or give rise to any damages or obligations owed by either Party or any other person or entity, including without limitation an obligation by Gravitics to provide Axiom or any other person or entity with any replacement, additional, or other space flight services or missions.

12.4. NOTIFICATION – THE PARTIES SHALL PROMPTLY NOTIFY ONE ANOTHER OF ANY CLAIM THAT IS COVERED BY THIS INDEMNIFICATION PROVISION AND SHALL AUTHORIZE REPRESENTATIVE OF THEIR RESPECTIVE PARTIES TO SETTLE OR DEFEND ANY SUCH CLAIM OR SUIT AND TO REPRESENT THE INDEMNIFIED PARTY IN OR TAKE CHARGE OF ANY LITIGATION IN CONNECTION THEREWITH.

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	9 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

13. INSURANCE.

13.1. General Insurance – Gravitics shall maintain all appropriate insurance for the Services acquired hereunder, in addition to any insurance specifically requested in any task order. Without prejudice to Gravitics’ liability to indemnify Axiom as stated in any indemnification provision contained in this Agreement, if Gravitics, its employees or agents are required to enter Axiom’s premises or facilities in connection with the sale of goods or the rendering of services under this Contract, including delivery of materials, Gravitics shall, prior to initiation of Services, purchase and maintain Commercial General Liability Insurance, with limits of liability as directed by Axiom, that will protect Axiom, as well as Gravitics from claims arising out of Gravitics’ operations under this Contract and any task order(s) issued hereunder. Gravitics shall also maintain valid Worker’s Compensation Insurance. All policies, except for worker’s compensation policies, shall name Axiom as an additional insured with primary coverage (with any other third-party coverage provided for Axiom to be deemed as excess only) and shall indemnify, defend and protect Axiom from all claims, expenses and liabilities in any way connected with any act or omission of Gravitics, its invitees, or any person performing work directly or indirectly on behalf of Gravitics, regardless of whether Axiom is partially at fault. All insurance shall expressly provide that all rights of subrogation against the Axiom are waived, and that no amendment or cancellation of any policy shall be effective until thirty (30) days’ written notice to Axiom. Before starting the work contemplated by these terms and conditions, and at any time the Axiom so requests, Gravitics shall furnish certificates and the applicable policies satisfactory to Axiom evidencing the required insurance. Gravitics shall provide the Axiom with proof of coverage on request, confirming the amount of coverage. Neither performance under these terms and conditions by Gravitics nor any payment by Axiom prior to receipt of such certificates and applicable policies shall abrogate Gravitics’ duty to maintain the required insurance or to supply such certificates and applicable policies. Axiom may amend the insurance requirements in these terms and conditions from time to time with sixty (60) days’ notice to Gravitics. Gravitics shall procure the following insurance policies in the amounts indicated, as a minimum equivalent to the following:

Policy	Amount	($USD)
Professional Liability	One Million Dollars	($1,000,000.00)
Workers’ Comp or Employer’s Liability	Two Million Dollars	($2,000,000.00)
General Liability	Five Million Dollars	($5,000,000.00)

13.2. Launch Insurance – The parties agree to work together to procure launch insurance.

13.3. In-Orbit Insurance– The parties agree to work together to procure In-Orbit Insurance.

14. TAXATION

14.1. Gravitics’ Tax Obligations – The price of the services and materials furnished under this Contract includes all applicable federal, state, and local taxes and fees unless otherwise provided in this Contract. In addition, Gravitics will be responsible for payment of its own payroll and other taxes and insurances. Axiom is not responsible for the payment of these or any other benefits.

Gravitics assumes full and exclusive responsibility and liability for, and shall make its affiliates and representatives similarly responsible for, timely filing all returns and promptly paying when due all taxes, levies, fees, duties, assessments and other similar charges measured, based, or imposed upon or with respect to:

i.	Gravitics’ invoices, receipts, income or profits in connection with the Services performed under this Contract;

ii.	Gravitics’ obligations under this Contract; and

iii.	Gravitics’ personnel and Gravitics furnished items.

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	10 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

14.2. Registration with Tax Authorities – Gravitics shall be registered with the US Internal Revenue Service and all other applicable state and local tax authorities, and shall provide proof of that registration to Axiom, including, but not limited to, income tax registration or identification number(s).

15. CHOICE OF LAW; JURY WAIVER; SUBMISSION TO JURISDICTION

This contract shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of law rules that would otherwise direct the application of the laws of a different jurisdiction. In the event any dispute arises, the Parties shall endeavor in good faith to reach a mutually agreeable resolution within a reasonable amount of time. All claims relating to or arising out of this contract which the parties do not resolve within thirty (30) days from the date of receipt of written notice, shall be brought, heard and resolved solely and exclusively in a federal or state court situated in the State of Texas. Each Party agrees to submit to the jurisdiction of such courts for the purposes of this Contract. Each Party hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceedings arising out of or relating to this Contract.

16. GENERAL PROVISIONS

16.1. Notices – Any notice to be given under this Contract, including Authorizations to Proceed “ATP”, shall be in writing and may be given by hand delivery or sent by prepaid first-class post, courier, facsimile or e-mail to the relevant address set out below. The following authorized representatives are hereby designated for this Contract:

GRAVITICS’ Contractual Administrator

Name: Michael Bowker

[***]

GRAVITICS’ Technical Administrator

Name: Andy Jones

[***]

AXIOM’s Contractual Administrator

Name: Andrew Cooke

[***]

AXIOM’s Technical Administrators

Name: Allen Flynt

[***]

Name: Mukwatsibwoha Alibaruho

[***]

Name: Bryon Glover

[***]

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	11 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

16.2. Disputes — In the event of any dispute, controversy, or claim arising out of or relating to this Agreement, the Parties agree to first submit the matter to a neutral third-party reviewer mutually selected by both Parties. The reviewer shall conduct a non-binding evaluation of the dispute and provide a written recommendation within thirty (30) days of appointment. The Parties shall participate in good faith in the review process, providing necessary documentation and attending any requested meetings. If the Parties are unable to resolve the dispute following the third-party review, either Party may proceed to initiate formal proceedings, whether by litigation or arbitration. The costs of the third-party review shall be shared equally by the Parties, unless otherwise agreed in writing.

16.3. Identification – Gravitics shall identify their affiliation as representing Axiom when performing any effort funded under this Contract, such as attendance and presentations at meetings and conferences, in any written reports, or at any work location.

16.4. Waiver– It is understood and agreed that none of the terms and conditions of this Contract shall be deemed waived or amended by either Party unless such waiver or amendment is executed in writing by a duly authorized agent or representative of each of the Parties. The failure of Axiom to execute a right of termination shall not act as a waiver or amendment of any right of Axiom under this Contract or otherwise. The failure of Axiom to insist upon strict performance of any of the terms and conditions in the Contract, or to exercise any rights or remedies, shall not be construed as a waiver of its rights to assert any of the same or to rely on any such terms or conditions at any time thereafter. The invalidity in whole or in part of any term or condition of this Contract shall not affect the validity of other parts of the Contract.

16.5. Record Retention; NASA Training

Gravitics shall ensure that NASA-owned/Contractor-held records are segregated from contractor-owned records and from non-record materials and report holdings of NASA records. Gravitics shall immediately notify the Axiom and NASA Records Officer upon discovery of any inadvertent or unauthorized removal, defacing, alteration, or destruction of Federal records. Destruction of Federal Records is EXPRESSLY PROHIBITED unless in accordance with records retention schedules or as directed by the Contracting Officer. All Axiom and Gravitics employees assigned to this contract who create, work with, or otherwise handle Federal Records are required to complete mandatory NASA-provided records management training. The Contractor shall ensure that training has been completed according to agency policies, including initial training and any required annual or refresher training.

16.6. Entire Contract – This Contract supersedes all prior representations, agreements, understandings and commitments, whether oral or written, between the Parties concerning the subject matter, excluding work currently in progress pursuant to other contracts. To clarify, the Suspended Contract shall terminate immediately preceding the Effective Date of this Contract, and any and all provisions of the Suspended Contract that survive its termination shall remain in full force and effect as set forth in the Suspended Contract.

16.7. Liens – Gravitics, or any of its representatives, shall not claim any lien, attachment, charge, or the like on the Services, or any other property of Axiom. Gravitics shall defend, indemnify and hold Axiom harmless from and against any and all such liens, attachments, charges or the like. Gravitics shall immediately notify Axiom of any possible lien, attachment, charge or claim which may affect the Services or the product thereof.

16.8. Assignment – This Contract is not assignable and shall not be assigned by Gravitics without the prior written consent of Axiom.

16.9. Agents and Intermediaries – Gravitics represents, warrants and undertakes to Axiom that it and its Representatives have not used the services of an agent or intermediary; or made or offered to make, and will not make, any payment or transfer of anything of value directly or indirectly to any agent or intermediary, in connection with the award of this Contract. Any breach of this provision shall be a material breach of this Contract entitling Axiom to immediately terminate this Contract.

16.10. Entity Representations – Each of the Parties represents and warrants to the other Party that: (a) it is duly incorporated and validly existing under the laws of its place of incorporation; and (b) it has the power to carry on its business and is authorized to enter into this Contract and perform its obligations under this Contract.

16.11. Severability – In the event that any provision in this Contract is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Contract.

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	12 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

THE PARTIES’ SIGNATURES SIGNIFY THAT THE PARTIES HAVE READ AND UNDERSTOOD THIS CONTRACT, INCLUDING ITS INDEMNITIES AND RELEASE PROVISIONS.

EXECUTED by authorized representatives of the Parties as of the date written below.

AXIOM SPACE, INC.	GRAVITICS, INC.

/s/ Andrew Cooke	/s/ Colin Doughan
Signature	Signature

Andrew Cooke	Colin Doughan
Name	Name

Director of Contracts	CEO
Title	Title

01-Oct-2026	01-Oct-2026
Date	Date

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	13 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

Attachment 1 Performance Work Statement – Cargo Integration and Delivery Services

Statement of Work (SOW)

Cargo Integration and Delivery Services to the Axiom Station (“AxH1”) Between Axiom Space, Inc. and Gravitics, Inc.

(Firm Fixed Price Contract)

1. Purpose and Scope

This Statement of Work (SOW) defines responsibilities for Cargo Integration and Delivery Services to and from Axiom Station (“AxH1”).

Gravitics shall design, manufacture, a Cargo Vehicle and provide a delivery service capable of supporting Axiom’s near-term and long-term station cargo delivery needs. Mission 1 constitutes baseline delivery, while Mission 2 provides a set of optional growth capabilities that Axiom may elect to incorporate during later development phases including powered payloads, external payloads, gas transfer, and return down-mass.

Gravitics shall be responsible for providing a Cargo Integration and Delivery Services, including but not limited to:

■	Development and implementation of an Insight Implementation Plan that provide sufficient access to all data and activities necessary to meet the requirements herein, including those set forth in CLDP-PLN-3016, Commercial Low-Earth Orbit Development Program (CLDP) Insight Management Plan

■	Vehicle design, development, and qualification/certification meeting Axiom safety requirements including flow downs from NASA.

■	Manifesting activities, packing, and vehicle-level topology assessments.

■	Integration of Axiom-provided Cargo Transfer Bags (CTBs) and/or Mid-Deck Lockers (MDLs) into the vehicle at Gravitics processing facility.

■	Mission design and management

■	Launch Procurement and coordination with the launch provider.

■	Delivery of the cargo vehicle to the launch pad.

■	Execution of launch and flight operations to Axiom Station (rendezvous and RPOC included) – Gravitics telemeters data to MCC-A and Axiom Station.

■	Provision of Station-Waste disposal capability

■	Controlled deorbit topology assessments and packing support

Axiom shall provide mission inputs and cargo elements necessary for successful vehicle integration and operations, including:

■	Definition of cargo priorities, manifest content, and mission planning parameters.

■	Provision of CTBs/MDLs pre-packed with flight hardware for integration into the vehicle.

■	Delivery of associated cargo data, including stowage, topology, and safety information.

■	Provision of applicable interface requirements, standards, and operational constraints.

■	Coordination of on-orbit transfer procedures and acceptance of delivered cargo at Axiom Station.

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	14 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

■	On-orbit topology assessment and packing support for Station waste disposal

■	Integration and logistics support prior to vehicle de-orbit.

Assumptions:

■	Launch w/ crew present on Axiom Station to assist in berthing (Dragon is docked)

■	Axiom Station is in a 2-module configuration

■	Primary purpose of mission is likely to be outfitting station. Minor crew supplies and provisions are required to be transferred in Mission 1

2. 2. Mission Objectives

2.1 Mission 1 (Cargo 1 Baseline Delivery)

The service shall:

■	Launch aboard a New Glenn launch vehicle with a standard fairing.

■	[***] usable volume to Axiom Station at an altitude of:

○	Nominal 400km +/- 10km

○	Maximum 460 km with decrements against the nominal altitude performance

○	Potential 1st mission max of 430km

○	At an inclination of 51.62° to 51.68°

■	Berth to Axiom Station’s Common Berthing Mechanism (CBM) for minimum of 6 months.

■	Provide at least [***] of station-waste disposal capability.

■	Powered Payloads: At least 10 powered MDLs [***], each providing 28 VDC at 75W (single) to150 W (double). Powered from manifest to unloading on station (and potentially through return down-mass operations).

■	Powered Payloads: At least 10 powered MDLs (20 desired), each providing 28 VDC at 75W (single) to150 W (double). Powered from manifest to unloading on station (and potentially through return down-mass operations).

■	Late Load Cargo: Capability for pre-launch late load integration.

■	Demonstrate RPOC rendezvous as per ISS stipulations with allowance for 2 additional attempts after the initial (total 3 attempts).

2.2 The Roadmap of Future Capabilities

Desired new capabilities will be subject to trade studies assessing technical feasibility, schedule, cost, program risk and integration approach. Based on these results, a recommended solution, pricing, and phased implementation plan across future missions will be proposed.

Any approved capability for incorporation and associated pricing will be negotiated and captured in a subsequent contract modification.

The current roadmap of future capabilities may include:

■	External Payloads: Between [***] with continuous [***] for less than two hours. Must have adequate Thermal protection, or means to control, for launch and through berthing and have URI connections. Commodity/Propellant Transfer: Gaseous oxygen (GOX) and gaseous methane (GMEA) transfer. Time, amount and pressure to be determined.

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	15 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

■	Return Down-mass: Demonstrated capability [***]. Note: A demonstration of separation of staging elements during module de-orbit/disposal, may be performed prior to incorporation of a Return Down-Mass vehicle.

3. Program Management

Gravitics shall conduct program management in a collaborative and transparent manner. Key elements include:

■	Program Management Plan (PMP): Delivered within 30 days, describing organization, risk management, decision-making, and communications.

■	Collaboration with Axiom as an advisor: Weekly technical/coordination calls and Monthly Status Reviews (MSRs) covering IMS, risks, and performance.

■	Document Control: Decisions, agreements, and assigned actions will be documented, controlled and maintained in a shared collaboration tool.

■	Negotiated Review Criteria: Entry and exit criteria for all reviews will be established jointly by Gravitics and Axiom, consistent with, and tailored from, NASA NPR 7123.1D Appendix G, and mutually agreed prior to review commencement.

Axiom program management responsibilities include:

■	Provide timely inputs to review criteria and approve mutually agreed baselines.

■	Participate in technical coordination meetings and milestone reviews.

■	Provide requirements, standards, and mission-level planning data to Gravitics.

■	Collaborate on risk identification and resolution.

4. Supply Chain Management

Gravitics will integrate and manage its supply chain as part of overall program execution:

■	Supplier Management Plan: Delivered within 90 days, providing a framework for supplier selection, qualification, oversight, and performance measurement.

■	Supplier Collaboration: Gravitics will maintain regular reviews with critical suppliers and provide Axiom visibility into major supplier milestones.

■	Quality Oversight: Supplier performance will be tracked against program objectives; corrective actions will be taken where required.

Axiom supply chain management responsibilities include:

■	Review and provide timely feedback on Supplier and Quality Management Plans.

■	Provide any additional Axiom-specific quality or safety standards.

■	Support coordination with suppliers for integration of Axiom-provided hardware.

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	16 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

5. Technical Requirements

The Cargo Vehicle shall comply with the following standards:

■	[***]

■	SSP 50808 Rev G.

■	SSP 50833 Rev B (phased capability).

■	[***]

Additional requirements include:

■	Vehicle power/thermal neutrality when berthed

■	Crew accessibility to stowage without unloading the full volume

■	Demonstrate structural material and weld processes, including laser weld of selected materials, within three (3) months of contract modification.

Axiom responsibilities in support of technical requirements include:

■	Provide technical interface requirements, ICDs, and standards updates.

■	Validate acceptance of technical deliverables and confirm compatibility with Axiom systems.

6. Reviews and Verification

Gravitics shall lead program reviews, with participation by Axiom and U.S. Government representatives as appropriate. Entry and exit success criteria will be mutually defined and agreed in advance. Reviews include:

■	SRR	System Requirements Review

■	SDR	System Definition Review

■	PDR	Preliminary Design Review

■	CDR	Critical Design Review

■	SAR	System Acceptance Review

■	ORR	Operational Readiness Review

■	LRR/FRR	Launch Readiness Review/Flight Readiness Review

■	DRR	Disposal Readiness Review

Verification will follow NASA NPR 7123.1 processes. Gravitics shall produce a Requirements Verification Plan, Acceptance Test Plans and Reports, Qualification Plans and Reports, and maintain/report on mass properties.

Gravitics shall:

■	Plan and conduct program reviews tailored from and consistent with NASA NPR 7123.1D Appendix G.

■	Propose entry/exit criteria in collaboration with Axiom.

■	Make available review packages (requirements verification plans, test plans/reports, qualification reports, mass properties, models, etc.).

■	Make available facilities, data, and technical presentations required to support the reviews.

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	17 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

■	Implement corrective actions identified during reviews.

Axiom responsibilities in support of Gravitics Reviews & Verification include:

■	Negotiate and agree to entry/exit criteria with Gravitics in advance of each review.

■	Provide timely feedback on Gravitics review materials and deliverables.

■	Participate in milestone reviews, supplying appropriate subject matter experts and decision-makers.

■	Advise of review closeout, based on satisfaction of agreed criteria.

■	Coordinate U.S. Government or regulatory participation (e.g., NASA safety/verification reps) as required.

■	Document acceptance of milestones that trigger associated payments or contractual progress.

7. Safety and Mission Assurance

Gravitics shall integrate safety into all program phases. This includes:

■	Production of a Product Assurance and Safety Plan.

■	Perform hazard analyses, FMEAs, CILs, and risk assessments.

■	Make available reliability and maintainability analyses.

Axiom Responsibilities in support of Safety and Mission Assurance include:

■	Provide station hazard and safety requirements for visiting vehicles.

■	Review and make recommendations on safety data packages.

■	Coordinate with NASA or regulatory entities for cross-certification, if required.

8. Deliverables

Gravitics shall deliver Cargo Integration and Delivery Services to support Axiom mission objectives. IMS will manage timing of deliverables. Deliverables includes:

■	Cargo Vehicle (Mission 1 baseline capability).

■	Ground Support Equipment (GSE), including cradles, lifting devices, handling fixtures, and integration stands.

■	User’s Manuals, Maintenance Manuals, and Operations Manuals.

■	Manufacturing Plan, Materials Identification and Usage List (MIUL), Contamination Control Plan, and Non-Destructive Evaluation Plan.

■	Structural material and weld processes, including laser weld of selected materials, within three (3) months of contract modification.

■	Topology analysis and stowage maps.

■	A Quality Management Plan within three (3) months of Milestone 1;

■	Program Management Plan and Supplier Management Plan

■	Milestone review documentation, verification reports, safety analysis reports, and certification data packages.

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	18 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

Axiom Responsibilities in support of contract deliverables include:

■	Packed CTBs with supporting cargo data.

■	Mission requirements documentation.

■	Acceptance of Gravitics deliverables at each milestone review.

9. Schedule Management

Gravitics shall:

■	Develop and maintain an Integrated Master Schedule (IMS) aligned with milestone review events and mutually agreed payment schedules.

■	Report schedule status during:

○	weekly TIMs prior to PDR and

○	monthly reviews post PDR.

Identify and mitigate risks to milestone achievement. Axiom Responsibilities in support of schedule management include:

■	To provide timely review and feedback on IMS updates.

■	To coordinate station-level schedules and integration windows.

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	19 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

Attachment 2: Cargo Mission Milestone Payment Schedule

Gravitics shall not commence performance of the Deliverables set forth in this Attachment 2 unless and until Axiom has issued a written Authority to Proceed (“Cargo Mission ATP”) to Gravitics. Axiom may issue the Cargo Mission ATP at any time following the Effective Date, in Axiom’s sole discretion, based on Axiom’s readiness to proceed. All milestone dates remain TBD until Cargo Mission ATP.

Payment Number	Milestone Deliverable Required for Payment	Cargo Mission ATP +X Months	%	% Cumulative	Milestone Payment	Payment Cumulative	Date
1	ATP/Project Kickoff	0	[***]	[***]	[***]	[***]
2	Mission Concept & Roadmap Review	1.5	[***]	[***]	[***]	[***]
3	Systems Requirement Review (SRR)	2	[***]	[***]	[***]	[***]
4	System Definition Review (SDR)	2	[***]	[***]	[***]	[***]
5	Preliminary Design Review (PDR)—After Successful PDR Completion	8	[***]	[***]	[***]	[***]
6	Critical Design Review (CDR)—After Successful CDR Completion	12	[***]	[***]	[***]	[***]
7	Long Lead Item Purchase—After Successful CDR Completion	12	[***]	[***]	[***]	[***]
8	HITL Test Rig Commissioned	14	[***]	[***]	[***]	[***]
9	Qualification Structural Build Complete	38	[***]	[***]	[***]	[***]
10	RPO/FWW Run for Record	42	[***]	[***]	[***]	[***]
11	Full System Qual	44	[***]	[***]	[***]	[***]
12	Operational Readiness Review (ORR)	47	[***]	[***]	[***]	[***]
13	LFF/FRR- Launch/Flight Readiness Review Exit Criteria Met	48	[***]	[***]	[***]	[***]
14	Successful Berth to Axiom Station	50	[***]	[***]	[***]	[***]
15	Disposal Readiness Review (DRR)	56	[***]	[***]	[***]	[***]
16	Disposal	56	[***]	[***]	[***]	[***]

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	20 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

Attachment 3 LSA Milestone Payment Schedule

Gravitics shall not commence performance of the Deliverables set forth in this Attachment 3 unless and until Axiom has issued a written Authority to Proceed (“LSA ATP”) for LSA to Gravitics. Axiom may issue the LSA ATP at any time following the Effective Date, in Axiom’s sole discretion, based on Axiom’s readiness to proceed. All milestone dates remain TBD until LSA ATP.

Payment Number	Milestone	LSA ATP +X Months	%	% Cumulative	Milestone Payment	Payment Cumulative	Date
1	ATP for New Glenn Launch Contract L-24 months	0	[***]	[***]	[***]	[***]
2	L-18 month payment	1.5	[***]	[***]	[***]	[***]
3	L-12 month payment	2	[***]	[***]	[***]	[***]
4	L-6 month payment	5	[***]	[***]	[***]	[***]

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	21 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

Attachment 4 – Government Clauses

Parties agree the integration and cargo delivery services of this Contract shall be considered commercial item, services and products. The following clauses are incorporated in this Contract. Gravitics shall incorporate (“flowdown”) the substance of these clauses in its subcontracts were required to do so by the FAR, NFS or latest RFO guidance.

52.204-10	Reporting Executive Compensation and First-Tier Subcontract Awards.	(Jun 2020)
52.204-14	Service Contract Reporting Requirements	JAN 2026 (PCD 26-03)
52.211-14	NOTICE OF PRIORITY RATING FOR NATIONAL DEFENSE, EMERGENCY PREPAREDNESS, AND ENERGY PROGRAM USE FILL-IN: ☒ DO rated order	APR 2008
52.240-93	BASIC SAFEGUARDING OF COVERED CONTRACTOR INFORMATION SYSTEMS.	JAN 2026 (PCD 26-03)
52.244-6	Subcontracts for Commercial Products and Commercial Services.	Oct 2025
52.246-11	HIGHER-LEVEL CONTRACT QUALITY REQUIREMENT. Fill-In: SAE Aerospace Quality Management System, AS9100.	DEC 2014
JSC 52.223-94	JSC ENVIRONMENTAL COMPLIANCE	FEB 2025)
1852.203-71	REQUIREMENT TO INFORM EMPLOYEES OF WHISTLEBLOWER RIGHTS.	(SEP 2025) (DEVIATION)
1852.225-71	RESTRICTION ON FUNDING ACTIVITY WITH CHINA	(Dec 2025) (Deviation)
1852.228-78	CROSS-WAIVER OF LIABILITY FOR SCIENCE OR SPACE EXPLORATION ACTIVITIES UNRELATED TO THE INTERNATIONAL SPACE STATION	(Sept 2025) (Deviation)
1852.246-73	Human Space Flight Item (Mar 1997)	Mar-97
1852.225-70	EXPORT LICENSES Fill-in: Johnson Space Center	(DEC 2025) (DEVIATION) ALTERNATE I (DEC 2025) (DEVIATION)
1852.223-71	Authorization for Radio Frequency Use	Apr-15
1852.225-71	RESTRICTION ON FUNDING ACTIVITY WITH CHINA	(DEC 2025) (DEVIATION)
1852.226-71	SAFETY AND HEALTH MEASURES AND MISHAP REPORTING	FEB 2026
1852.226-73	MAJOR BREACH OF SAFETY OR SECURITY	FEB 2026
1852.226-74	SAFETY AND HEALTH (SHORT FORM)	FEB 2026
1852.246-74	CONTRACTOR COUNTERFEIT ELECTRONIC PART DETECTION AND AVOIDANCE	SEP 2025 (DEVIATION)
1852.245-74	IDENTIFICATION AND MARKING OF GOVERNMENT EQUIPMENT	(DEC 2025) (DEVIATION)

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	22 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

SUBCONTRACTING WITH RUSSIAN ENTITIES FOR GOODS OR SERVICES

(a) Definitions. As defined in this clause:

(1) The term Russian entities means:

(i) Russian persons, or

(ii) Entities created under Russian law or owned, in whole or in part, by Russian persons or companies including, but not limited to, the following:

(A) The State Corporation for Space Activities (Roscosmos),

(B) Any organization or entity under the jurisdiction or control of Roscosmos,

or

(C) Any other organization, entity or element of the Government of the Russian Federation.

(2) The term extraordinary payments means payments in cash or in kind made or to be made by the United States Government prior to December 31, 2030, for work to be performed or services to be rendered prior to that date necessary to meet United States obligations under the Agreement Concerning Cooperation on the Civil International Space Station, with annex, signed at Washington January 29, 1998, and entered into force March 27, 2001, or any protocol, agreement, memorandum of understanding, or contract related thereto. (3) This clause implements the reporting requirement in section 6(i) of the Iran, North Korea, and Syria Nonproliferation Act, as amended (INKSNA). This clause also implements section 6(a) and the exception in section 7(1)(B) of INKSNA, as amended by Public Law 116-94 (Dec. 20, 2019), that is applicable through December 31, 2030. NASA has applied the restrictions in INKSNA to include funding of Russian entities via U.S. Contractors.

(b) The Contractor shall not subcontract with Russian entities without first receiving written approval from the Contracting Officer. In order to obtain this written approval to subcontract with any Russian entity as defined in paragraphs (a), the Contractor shall provide the Contracting Officer with the following information related to each planned new subcontract and any change to an existing subcontract with entities that fit the description in paragraph (a): point of contact, as well as a detailed description of the proposed subcontract including the specific purpose of payments that will made under the subcontract.

(2) The Contractor shall provide certification that the subcontracting entity is not, at the date of the subcontract approval request, on any of the lists of proscribed denied parties, specially designated nationals and entities of concern found at:

(i) BIS’s Entity List (see https://www.ecfr.gov/current/title-15/subtitle-B/chapter-VII/subchapter-C/part-744/appendix-Supplement%20No.%204%20to%20Part%20744)

(ii) BIS’s Denied Persons List (see https://media.bis.gov/licensing/end-userguidance/ denied-persons-list-dpl.)

(iii) OFAC’s List of Specially Designated Nationals (see https://sanctionslist.ofac.treas.gov/Home/SdnList)

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	23 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

(iv) BIS Unverified List (see https://www.ecfr.gov/current/title-15/subtitle-B/chapter-VII/subchapter-C/part-744/appendix-Supplement%20No.%206%20to%20Part%20744)

(v) State Department’s List of Parties Statutorily Debarred for Arms Export Control Act

Convictions (see https://deccspmddtc.servicenowservices.com/ddtc_public?id=ddtc_kb_article_page&sys_ id=7188dac6db3cd30044f9ff621f961914)

(vi) State Department’s Lists of Proliferating Entities (see https://www.state.gov/bureauof-arms-control-and-nonproliferation/nonproliferation-sanctions )

(3) Unless relief is granted by the Contracting Officer, the information necessary to obtain approval to subcontract shall be provided to the Contracting Officer thirty (30) business days prior to executing any planned subcontract with entities defined in paragraph (a).

(c) After receiving approval to subcontract, the Contractor shall provide the Contracting Officer with a report every six (6) months that documents the individual payments made to an entity in paragraph (a). The reports are due on July 15th and January 15th. The July 15th report shall document all of the individual payments made from the previous January through June. The January 15th report shall document all of the individual payments made from the previous July through December. The content of the report shall provide the following information for each time a payment is made to an entity in paragraph (a):

(1) The name of the entity

(2) The subcontract number

(3) The amount of the payment

(4) The date of the payment

(d) The Contracting Officer may direct the Contractor to provide additional information for any other prospective or existing subcontract at any tier. The Contracting Officer may direct the Contractor to terminate for the convenience of the Government any subcontract at any tier with an entity defined in paragraph (a), subject to an equitable adjustment. (e) All work subcontracted to the Russian Federal Space Agency, any organization or entity under the jurisdiction or control of the Russian Federal Space Agency, or any other organization, entity or element of the Government of the Russian Federation must be completed on or before December 31, 2030. No payments for such work may be made by the Contractor to the subcontractor, or by NASA to the Contractor, after December 31, 2030. The Contractor is responsible for ensuring the completion of and payment for such subcontracted work insufficient time to enable payment by NASA to the Contractor on or before December 31, 2030.

(f) The Contractor shall include the substance of this clause in all its subcontracts and shall require such inclusion in all other subcontracts of any tier. The Contractor shall be responsible to obtain written approval from the Contracting Officer to enter into any tier subcontract that involves entities defined in paragraph (a).

(g) Performance of this contract after December 31, 2030, may be subject to prohibitions on payments to Russian entities under INKSNA.

(End of clause)

GOVERNMENT INSIGHT

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	24 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

(a) Introduction. Government Insight, as defined below, provides NASA an understanding of the Contractor’s activities and data through an effective working relationship, participation in the Contractor’s processes, working panels and boards, and access to products and data. This clause describes the intended primary working-level interface between the Contractor and the Government during contract administration. It is intended to facilitate an exchange of information adequate for nominal activities.

(b) Definitions. As used in this clause -

(1) Data is defined the same as the definition of Data in FAR 52.227-14 Rights in Data – General.

(2) Insight means the Government gaining, via communication and access under suitable protective conditions an understanding of the Contractor’s activities, technical approach, and data, including those performed by or delegated to subcontractors or suppliers, to the extent, necessary to assess technical progress, schedule performance, risk management, Risk Based Assessments (RBA) and compliance with requirements leading to final certification. Insight includes access to planning, data, analyses, tests, reviews, and failure reporting and investigation activities associated with safety-critical or certifiable systems, whether performed by the Contractor or by lower-tier entities. Insight is not approval or disapproval authority, but it may provide information for the Government to use in, and expedite, approval procedures otherwise contemplated by this contract.

(3) Insight Data is defined as data and other information to which the Government is provided access for Government Insight.

(c) Insight Procedures. The Contractor will develop an Insight Implementation Plan and provide sufficient access to all data and activities necessary to meet the requirements herein, including those set forth in CLDP-PLN-3016, Commercial Low-Earth Orbit Development Program (CLDP) Insight Management Plan.

(1) Access. The Contractor shall provide the Government access to all data and activities necessary for the Government to achieve insight. This access includes the Contractor facilitating the ability of the Government, both remotely and on-site at the Contractor’s facilities, to locate and review all data and activities. The Contractor shall provide prompt and continuous access to such data. These activities and data shall be traceable in a useable and readable format.

(2) Facilitating the use and transformation of Insight data. The Contractor shall permit, and when requested, facilitate the Government in downloading or otherwise having access and use of data subject to Insight (e.g., printing, identifying, classifying insight data). The Government may store such data on Government systems or at Government facilities and transform the data as deemed necessary by the Government to effectuate insight.

(d) Notification.

(1) The Contractor shall notify the Contracting Officer’s Representative of technical meetings, control boards, reviews, tests, training events and areas identified for Government Quality Assurance associated with performance under this contract within a timeframe (e.g., 10 business days prior to the event) that permits meaningful Government participation through the entire event.

(2) For non-NASA missions to a CLDS or that utilize the same or substantially similar space transportation vehicles as those developed or utilized under this contract, in the event of anomalies or launch or mission failures, the Contractor shall provide for NASA to fully participate in the Contractor’s Mishap Investigation Board or equivalent entity if NASA requests participation.

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	25 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

(3) The Contractor shall notify NASA of qualification acceptance, integration, flight, or early development test anomalies involving vehicles, systems, subassemblies, components, or software that are used for or the same or substantially similar to those components of its CLDS. This includes anomalies from proof-of-concept testing, AI&T activities, human-rating or certification flight demonstrations, and joint or cross-program tests (e.g., involving Visiting Vehicles or CLDP systems). The Contractor shall make available to NASA all problem reports or discrepancy reports on vehicle systems’ failures and anomalies. This shall include insight into fleet-wide problems, anomalies, Material Review Board actions, deviations or waivers to systems, subsystems, materials, processes, and test equipment, including those used on non- NASA missions. The Contractor shall ensure these requirements are flowed down to all applicable subcontractors and suppliers.

(e) Joint Test Activities. If joint test activities are agreed upon during performance, the requirements of this paragraph will apply. Joint Test related activities will be Contractor-led and shall include active and steady state Government participation both on site and remotely. NASA will convene a dedicated team for planning of joint tests. Government team members will not provide direction to Contractor personnel on design changes or procedures, or any other aspect of CLDS development, production, or operation. Government team members will not approve or disapprove any aspect of the Contractor’s CLDS design or performance of the contract. Any action(s) taken by the Contractor in response to any direction given by any person other than the Contracting Officer or their delegated official shall be at the Contractor’s risk. The team will provide a formal, unambiguous, programmatic structure for Government input to the Contractor. In addition, the Government lead on the team will provide integrated, consolidated insight to the CLDP. By its structure, the team will prevent unintended, informal Government inputs to the Contractor. To the maximum extent possible, the team will work together and strive to resolve issues at the lowest level.

(1) Examples of the Government’s Joint Test insight activities include assessments of crew operational interfaces with the Destination and human-in-the-loop assessments of operational suitability. These assessments will include, but are not limited to handling qualities, situational awareness, workload and operational complexity, usability, layout, displays and controls, and flight crew suits. In addition, insight may occur through participation during the planning and build up phase of ground testing (e.g., simulator training and evaluations, mockup demonstrations, etc.), during test flights, and during the post-test flight evaluation process. Insight gained through integrated operations assessments will ultimately feed into NASA’s verification approval decisions (before demonstration flight) and validation approval decisions (post demonstration flight).

(f) Effects of insight.

(1) Insight should result in an effective working relationship between the Government and the Contractor leading to NASA certification of the Contractor’s CLDS and effective provision of services thereafter.

(2) If, through insight, the Government observes any of the following: Contractor noncompliance with requirements or the other terms and conditions of the contract; a difference in interpretation of test results; or disagreement with the Contractor’s technical approach, the NASA insight team will elevate the issue through the appropriate CLDP boards. Through an effective, functioning relationship, the Government and Contractor should strive to resolve issues at the lowest working level and minimize issues elevated to program boards. Program boards will disposition recommendations in a timely manner and provide oversight resolution if necessary. Resulting board decisions and direction will be transmitted to the Contractor through the Contracting Officer.

(3) Insight does not affect or modify the Contractor’s responsibility for full performance as set forth in this contract. The Government’s insight under this clause shall not be construed as: authorization; endorsement or approval of milestones; certification or final acceptance or rejection of certification success; or as a defense to any finding of mission failure or final acceptance or rejection of contract deliverables.

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	26 / 27

CARGO INTEGRATION AND SERVICES AGREEMENT CONFIDENTIAL & PROPRIETARY

(4) The parties agree that information obtained through insight does not constitute notice, actual or constructive, for any purpose.

(g) Government use and handling of insight data. Data accessed or obtained by the Government under this clause is subject to the other terms of this contract, including the terms and conditions pertaining to technical data and computer software established in section I clause FAR 52.227-14 Rights in data – General (Deviated) as incorporated into this contract. The data generated, accessed, or obtained as of a result of Government insight is expected to be limited rights data, as defined in paragraph (a) of the clause at section I clause FAR 52.227-14 Rights in data – General (Deviated).

(h) Flow down to subcontractors and suppliers. The Contractor shall ensure the Government has insight into the activities and (including related data) of all subcontractors and suppliers performing or supporting any safety work, any launch and transportation vehicle, or creating or producing data required to certify any portion of the CLDS. Fulfillment of this clause may require the Contractor to execute third-party data rights agreements with its suppliers, as well as rights to information developed under other programs, to provide adequate Insight on parts and services procured by the Contractor. The Contractor shall incorporate the applicable provisions of this clause into its contracts with subcontractors and suppliers at any tier to which this clause applies or shall otherwise obtain signed commitments to comply with the terms of this clause and related contract requirements from those entities. This flow down requirement shall be in addition to any other applicable flow down requirement under this contract, including the requirement under section I clause FAR 52.227-14 Rights in data – General (Deviated).

(i) Insight Implementation Plan. The Contractor’s Insight Implementation Plan shall comply with the requirements of this clause and specify, in detail, how the Contractor will accomplish the requirements of this clause. Where the plan and this clause conflict, this clause shall govern.

(j) Results of Insight. Should insight activities identify non-compliance with this contract, difference in interpretation of test results, or disagreement with the Contractor’s technical approach, the Government insight team will elevate the issue through the appropriate LEO Program boards. Program boards will disposition recommendations in a timely manner and provide oversight resolution if necessary. Resulting board decisions and direction will be transmitted to the Contractor through the Contracting Officer and their delegated technical representative.

(k) Contractor Responsibility. Notwithstanding the insight set forth in this Clause, the Contractor assumes full performance responsibility as set forth in this contract. The Government’s insight or JTT participation under this clause shall not be construed as authorization, endorsement or approval of milestones, certification or final acceptance or rejection of any payment milestone.

(End of Clause)

Axiom Space | 600 Gemini Street | Houston, Texas 77058 | 346.293.7045	27 / 27